UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2011
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 10, 2011, Pinnacle Entertainment, Inc. (the “Company”) issued a press release announcing the signing of definitive agreements to sell the Company’s Boomtown Reno casino-resort operations and land adjacent to Boomtown Reno in two separate transactions. The total proceeds from the two transactions are expected to be approximately $22.2 million, with the potential for an additional $3.8 million if an option is exercised, which is described below.
In the transaction for the Company’s Boomtown Reno casino-resort operations, the total cash consideration is approximately $12.9 million, with the potential for an additional $3.8 million, if the buyers in that transaction elect to exercise a one-year option to purchase the Company’s subsidiary that operates Boomtown Reno and additional land adjacent to Boomtown Reno. The transaction is subject to regulatory approval. The Company classified the Boomtown Reno segment as a discontinued operation effective in the third quarter of 2011.
A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated November 10, 2011, issued by Pinnacle Entertainment, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: November 10, 2011	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated November 10, 2011, issued by Pinnacle Entertainment, Inc.